UNITED STATES SECURITIES AND
                               EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported) March 25, 2008


                                REVIVE-IT CORP.
             (Exact name of registrant as specified in its charter)

                                     Nevada
                 (State or other jurisdiction of incorporation)

                                   333-145183
                            (Commission File Number)

                                   39-2052941
                       (IRS Employer Identification No.)

                150, 10161 Park Run Drive, Las Vegas NV , 89145
             (Address of principal executive offices and Zip Code)

                                  702-835-6868
               Registrant's telephone number, including area code

                                      N/A
         (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17
    CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
    CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

On March 25, 2008 Trina Quan resigned as a director, President, Chief Executive Officer and Chairman of the Board of the Company.

Effective March 25, 2008, Ahmad Galal, who has been serving as the Company's Secretary Treasurer and Director since February 26, 2007, was also appointed as President and CEO. Our board of directors now consists solely of Ahmad Galal.

Prior to his appointment as President & CEO, Mr. Galal held 2,000,000 of the company's common shares directly. Concurrent with the resignation of Ms. Quan, Mr. Galal agreed to purchase her common shares in a private transaction to hold 4,000,000 directly.

In addition to his position with the Company, Mr. Galal is the Managing Director Elzoghby.com, which he founded in 1998. Elzoghby is a private company with 7 employees and provides end-to-end e-Business Solutions including websites, internet portals, e-commerce applications and e-business analysis for small, medium and large size businesses and organizations in Egypt, the USA, UK, Europe and the Middle East. He is also the Managing Director of Traders (Egypt), which he founded in 2005. Traders is a privately incorporated Export company with 3 employees specializing in exporting recycled plastics and quarried marble materials from Egypt to the Far East, Europe and North America.

He received a Bachelors degree in Accounting from the University of Alexandria, in Alexandria Egypt in 1996.

There are no family relationships between any of our directors or executive officers.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REVIVE-IT CORP.


/s/ Ahmad Galal
--------------------------
Ahmad Galal
President
Date: March 26, 2008